UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): July 24, 2013

Cellular Biomedicine Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52282	86-1032927
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

530 University Avenue, #17 Palo Alto, CA 94301
(Address of principal executive offices and zip code)

(650) 566-5064
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2013, Cellular Biomedicine Group, Inc. (“Company,” “we,” “our,” or “us”) entered into a Subscription Agreement (“Subscription Agreement”) with selected investors (the “Purchasers”) that met the criteria as “Accredited Investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the “Act”), and other investors who met the criteria as “non-U.S. persons” who agreed to comply with the applicable requirements of Regulation S under the Act. The Company offered to sell up to an aggregate of 1,194,030 shares of the Company’s common stock, $0.001 par value (the “Securities”).  On July 24, 2013 in an initial closing pursuant to the Subscription Agreement, the Company issued to the Purchasers 448,508 shares of common stock at a price per share of $6.70 for an aggregate purchase price of $3,005,006. The Subscription Agreement included customary representations, warranties and closing conditions.  The Company agreed to use net proceeds for working capital and general corporate purposes, and use commercially reasonable efforts to apply for listing on The NASDAQ Stock Market if it may qualify to do so. In addition, the Company agreed to prepare and file a registration statement for resale of the Securities, and provide the Purchasers with piggyback registration rights.

The Securities were offered through Maxim Group, LLC (the “Placement Agent”) on an “all or none” basis with respect to the minimum offering of 447,761 shares of the Company’s common stock for $3,000,000 and on a “best efforts” basis with respect to the maximum offering of 1,194,030 shares of the Company’s common stock for $8,000,000. The Company has agreed to pay the Placement Agent a cash commission equal to 8% of the gross sales price of the Securities sold in the private placement offering (the “Offering”) by the Placement Agent to investors introduced by the Placement Agent, plus a placement agent warrant (with a five year term and exercise price of $7.37 per share, adjusted appropriately for any split or recapitalization) for the purchase of a number of shares equal to 8% of the shares sold to such investors.  Alternatively, the Company has agreed to pay to the Placement Agent a cash commission of 4% of the gross sales price of the Securities sold in the Offering by the Placement Agent to investors with a pre-existing relationship with the Company, and not introduced by the Placement Agent.

The Securities we agreed to issue in the foregoing transaction were not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Securities issued to accredited investors pursuant to the Subscription Agreement, were offered and sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.  The Securities issued to all other investors pursuant to the Subscription Agreement were issued to “non-U.S. persons” who agreed to comply with the applicable requirements of Regulation S under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLULAR BIOMEDICINE GROUP, INC.

Date: July 25, 2013	By:	/s/ Andrew Chan
Name: Andrew Chan
Title: Chief Financial Officer